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                                                                     EXHIBIT 1.1


                            STERLING BANCSHARES, INC.
                            (a Texas Corporation) and

                      Sterling Bancshares Capital Trust III
                      (a Delaware statutory business trust)

                                   $31,250,000

                   8.30% Cumulative Trust Preferred Securities

                             UNDERWRITING AGREEMENT

                                                              September 23, 2002


LEGG MASON WOOD WALKER, INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED
As the Underwriters,
c/o Legg Mason Wood Walker Incorporated
100 Light Street, 31st Floor
Baltimore, Maryland 21202
Attention: Mark C. Micklem, Managing Director

Ladies and Gentlemen:

         Sterling Bancshares Capital Trust III (the "Trust"), a statutory business trust organized under the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Trust Act"), and Sterling Bancshares, Inc., a Texas corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Legg Mason Wood Walker, Incorporated ("Legg Mason") and Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus") (each, an "Underwriter", and together, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 of this Agreement), with respect to the issuance and sale by the Trust, of an aggregate of 1,250,000 8.30% Cumulative Trust Preferred Securities (liquidation amount $25 per preferred security) ("Preferred Securities").

         The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of Closing Time (as defined below) executed and delivered by the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the "Guarantee Trustee"), a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined in this Agreement), the Indenture (as defined in this Agreement),

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and the Preferred Securities Guarantee Agreement have been qualified under the
Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase the 8.30% Junior Subordinated Deferrable Interest Debentures due 2032 (the "Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as Sponsor, Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as property trustee (the "Property Trustee"), Deutsche Bank Trust Company (Delaware) (formerly known as Bankers Trust (Delaware)), as Delaware trustee (the "Delaware Trustee"), and George Martinez, J. Downey Bridgwater and Eugene S. Putnam, Jr., as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to that certain Indenture dated March 21, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as debenture trustee (the "Debenture Trustee"), as supplemented by a supplemental indenture, to be dated as of the Closing Time (collectively, the "Indenture"), between the Company and the Debenture Trustee.

         The Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debentures are collectively referred to in this Agreement as the "Securities." The Indenture, the Declaration and this Agreement are collectively referred to in this Agreement as the "Operative Documents." Capitalized terms used in this Agreement without definition have the respective meanings specified in the Prospectus.

         The Offerors have previously filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, as amended (Nos. 333-55724, 333-55724-01 and 333-55724-02) covering the registration of the
Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. The Offerors have filed with the Commission a related preliminary prospectus supplement. Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations, (ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b) or (iii) a final prospectus in accordance with Rules 415 and 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective: (a) pursuant to paragraph (b) of Rule 430A is referred

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to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is in this Agreement called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is in this Agreement called the "Registration Statement." The final prospectus and prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities is in this Agreement called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated September 17, 2002 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references to this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus.

         SECTION 1.   Representations and Warranties.

              (a) Offerors' Representations and Warranties. The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter as of the date of this Agreement and as of the Closing Time:

                      (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                             a.   At the respective times the Registration
Statement and any post-effective amendments thereto became effective, the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement

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of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading, and as of the date of this Agreement, the Registration Statement and any amendments or supplements thereto, as amended and supplemented, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                             b.   At the time the Prospectus or any amendments
or supplements were filed, neither the Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the date of this Agreement, as amended and supplemented, neither the Prospectus nor any amendments or supplements thereto include or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by either of Legg Mason or Stifel Nicolaus expressly for use in the Registration Statement or Prospectus (or any supplement thereto) and (B) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act.

         Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will, at the time of such delivery, be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                      (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement when it became effective and in the Registration Statement and Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                      (iii) Independent Accountants. Deloitte & Touche LLP, which has certified the Company's historical consolidated financial statements included or incorporated by

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reference in the Registration Statement and the Prospectus, are independent public accountants of the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

                      (iv) Financial Statements. The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries, at the dates indicated and the statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly, in all material respects, the information required to be stated therein; and the summary consolidated financial data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

                      (v) No Material Adverse Change in Business. Since the date of the latest audited financial statements included in the Prospectus and except as otherwise stated therein or contemplated thereby, there has not been
(A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Trust, the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Trust, or the Company and its subsidiaries, considered as one enterprise, or
(C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular dividends on the Company's common stock and the Company's preferred stock.

                      (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and each of the Company and Sterling Bancorporation, Inc., a Delaware corporation ("Bancorporation") is duly registered as a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA") and has full corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted and described in the Prospectus. Each of the Company and Bancorporation has full corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is a party.

                      (vii) Good Standing of the Bank. Sterling Bank (the "Bank") has been duly organized and is validly existing as a Texas state banking association and continues to do business as such and has full power and authority to conduct its business as such in each jurisdiction in which its banking business is conducted and as described in the Prospectus.

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                      (viii) No Other Significant Subsidiaries. There are no
"significant subsidiaries" of the Company (as such term is defined in Rule 1-102 of Regulation S-X) other than Bancorporation, the Bank and Sterling Capital Mortgage Company, a Texas corporation ("SCMC"). The subsidiaries of the Company other than the Bank or SCMC considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                      (ix)   Good Standing of the Subsidiaries.

                             a.   Each of the Company's subsidiaries other than
the Bank, the Trust, Sterling Bancshares Capital Trust I ("Trust I"), Sterling Bancshares Capital Trust II ("Trust II") and Sterling Bancshares Statutory Trust One ("Trust One") has been duly organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus; and the Company and each of its corporate subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                             b.   Each of Trust I, Trust II and Trust One has
been duly created and is validly existing and in good standing as a statutory trust under the laws of the jurisdiction of its organization and has the power and authority to own its properties and to conduct its business as now being conducted.

                      (x) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company's corporate subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and the shares owned by the Company, directly or indirectly, are held free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind; none of such outstanding shares of capital stock of the Company's corporate subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any such subsidiary or under any agreement to which the Company or any of its subsidiaries is a party.

                      (xi) Capitalization. The authorized, issued and outstanding capital stock of the Company as of June 30, 2002 is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (and there have not been any subsequent issuances of capital stock of the Company except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends or employee or director benefit plans); the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and no shares were issued in violation of the preemptive rights of any holder thereof.

                      (xii) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Trust Act with the power and authority to own its properties and to conduct its business as described in the

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Prospectus and to enter into and perform its obligations under the Operative
Documents, as applicable, and the Common and Preferred Securities. The Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus and the Trust is and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                      (xiii) Authorization of Common Securities. At the Closing Time, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered by the Trust to the Company against payment therefor in accordance with the Common Securities Subscription Agreement, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                      (xiv) Authorization of Preferred Securities. At the Closing Time, the Preferred Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor as provided in this Agreement, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus. The issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

                      (xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Offerors.

                      (xvi) Authorization of Declaration. The Declaration has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees and, assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (B) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (collectively, the "Enforceability Exceptions").

                      (xvii) Authorization of Guarantees. The Preferred Securities Guarantee has been qualified under the 1939 Act and has been duly authorized by the Company; at the Closing Time, each of the Guarantees will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by any of the Enforceability Exceptions; and the Preferred Securities Guarantee will conform in all material respects to the description thereof in the Prospectus.

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                      (xviii) Authorization of Indenture. The Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming due authorization and delivery of the Indenture by the Debenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions.

                      (xix) Authorization of Subordinated Debentures. The Subordinated Debentures have been duly authorized by the Company; at the Closing Time, the Subordinated Debentures, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by any of the Enforceability Exceptions; and the Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Prospectus.

                      (xx) Authorization of Trustees. Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to act in such capacity.

                      (xxi) Trust and Company Not Investment Company. Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus under the caption "Use of Proceeds" neither the Trust nor the Company will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                      (xxii) Accuracy of Disclosure. The Operative Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

                      (xxiii) Absence of Defaults and Conflicts. The Trust is not in violation of the certificate of trust of the Trust filed with the State of Delaware (the "Trust Certificate") or the Declaration, and neither the Company nor any of its subsidiaries is in violation of its charter or bylaws; none of the Trust, the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and (A) the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, (B) the issuance, sale and delivery of the Preferred Securities, the Subordinated Debentures, the Preferred Securities Guarantee and the Common Securities Guarantee, (C) the consummation of the transactions contemplated by the Operative Documents and (D) compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, with respect to the applicable matters described in sub-clauses (A), (B), (C) and (D) of this

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Section 1(a)(xxiii), at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and subject to such consents as have already been obtained, none of the actions referred to in sub-clauses (A) through (C) above violate, conflict with or constitute a breach of or, default or Repayment Event (as defined below), under and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or equitable right upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, violations, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or the Declaration or the Trust Certificate or violation by the Company or any of its subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board of Governors of the Federal Reserve System, the Texas Department of Banking, and the Federal Deposit Insurance Corporation (each, a "Governmental Entity"). As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of the Company's subsidiaries.

                      (xxiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, has been threatened, which may reasonably be expected to result in a Material Adverse Effect.

                      (xxv) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Trust or the Company, threatened, against the Trust the Company or any of its subsidiaries or of which any of their respective property or assets is the subject, which, individually or in the aggregate, in the reasonable judgment of the Trust or the Company might result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder.

                      (xxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company or the Trust of their respective obligations under each of the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

                      (xxvii) Possession of Licenses and Permits. The Trust, the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the

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Trust, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, and all of the Governmental Licenses are valid and in full force and effect, except, in each case, where the failure to possess or to so comply with such Governmental License or where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate; would not have a Material Adverse Effect; and neither the Trust, the Company nor any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

                      (xxviii) Accuracy of Exhibits. There are no agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required, other than the agreements, contracts or documents to be filed following the Closing Time on the Company's Current Report on Form 8-K as contemplated by the Registration Statement.

                      (xxix) Title to Property. The Company and its subsidiaries have good and marketable title to all of their respective fee owned properties, in each case free and clear of all liens, encumbrances and defects, except as stated in the Prospectus including the documents incorporated therein by reference or to the extent the failure to have such title or the existence of such liens, encumbrances or defects would not have a Material Adverse Effect; and all of the leases and subleases material to the business of the Trust, the Company and its subsidiaries considered as one enterprise, and under which the Offerors or any of the subsidiaries of the Company holds leasehold interests in any of the properties described in the Prospectus, are in full force and effect, and neither the Offerors nor any of the Company's subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or any of the Company's subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                      (xxx) Regulation M. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes, or might be reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the Preferred Securities.

              (b) Certificates. Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any subsidiary of the Company in such person's capacity as such officer and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Underwriters as to the matters covered thereby.

         SECTION 2.   Sale and Delivery to Underwriters; Closing.

              (a) Preferred Securities. On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price of $25 per Preferred Security, the number of Preferred Securities set forth in Schedule A opposite the name of that Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 of this Agreement, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities. As compensation to the Underwriters for their commitments under this Agreement and because the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures, the Company hereby agrees to pay at the Closing Time to the Underwriters by wire transfer of immediately available funds a commission of $0.9375 per Preferred Security sold, other than sales aggregating no more than $250,000 to such persons identified by the Company and provided to the Underwriters in writing on or before the date hereof, with respect to which the Company hereby agrees to pay at the Closing Time by wire transfer of immediately available funds a commission of $0.4375 per Preferred Security.

              (b) Payment. Payment of the purchase price for, and delivery of certificates for the Preferred Securities shall be made at the offices of Andrews & Kurth, L.L.P., Houston, Texas, or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 8:30 a.m., (Central time) on the third business day (or, if pricing occurs after 4:30 p.m. (Eastern time) on any given day, the fourth business day) after the date of this Agreement (unless postponed in accordance with the provisions of Section 10 of this Agreement), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being in this Agreement called the "Closing Time").

              Payment shall be made to the Trust by wire transfer of immediately available funds, to the order of the Trust, to a bank designated by the Company, against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized Legg Mason, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Preferred Securities which it has agreed to purchase. Legg Mason, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

              (c) The trust shall deliver the Preferred Securities against payment of the purchase price in the form of one or more global securities in such denominations and registered in such names as the Underwriters may request in writing at least one business day before the Closing Time. The global security to be deposited by the Trust with The Depository Trust Company ("DTC") will be available for examination by the Underwriters, and the list of purchasers of the Preferred Securities who will be recorded in the DTC book entry system will be available for examination in Houston, Texas by the Underwriters and the Company at least one (1) business day before the Closing Time.

         SECTION 3. Covenants of the Offerors. The Offerors jointly and severally covenant and agree with each of the Underwriters as follows:

              (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b) of this Agreement, will comply with the requirements of Rule 430A or Rule 434, as applicable, under the 1933 Act, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (b) Filing of Amendments. The Company and the Trust will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

              (c) Delivery of Registration Statements. The Offerors have delivered to the Underwriters and counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (d) Delivery of Prospectuses. The Offerors have delivered to each Underwriter, without charge, such number of copies of the preliminary prospectus, the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein, as such Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, as promptly as possible following the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

              (f) Blue Sky Qualifications. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

              (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

              (h) Notice and Effect of Material Events. The Offerors will immediately notify the Underwriters, and confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of the Preferred Securities with any securities exchange or any other regulatory body in the United States, and (y) prior to the completion of the distribution of the Preferred Securities by the Underwriters as evidenced by a notice in writing from the Underwriters to the Offerors, any Material Adverse Effect, which (i) makes any statement in the Prospectus false or misleading or (ii) is not disclosed in the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or the Underwriters or counsel to the Underwriters, to amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriters an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

              (i) DTC. The Offerors will cooperate with the Underwriters and use their commercially reasonable efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

              (j) Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Preferred Securities, and the Company will use the net proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under the heading, "Use of Proceeds."

              (k) The Nasdaq National Market. The Company will use its commercially reasonable efforts to effect the quotation of the Preferred Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market. If the Subordinated Debentures are distributed in exchange for the Preferred Securities, the Company will use its commercially reasonable efforts to effect the quotation of the Subordinated Debentures on the Nasdaq National Market or such other automated quotation system or national securities exchange on which the Preferred Securities are then listed.

              (l) Restriction on Sale of Securities. During a period of 120 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Legg Mason, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or Subordinated Debentures (or any equity or debt securities, either of which is substantially similar to the Preferred Securities or Subordinated Debentures, respectively) of the Company, or any securities convertible into or exercisable or exchangeable for Preferred Securities or Subordinated Debentures (or any equity or debt securities, either of which is substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Securities or Subordinated Debentures (or any equity or debt securities, either of which is substantially similar to the Preferred Securities or Subordinated Debentures, respectively) of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or Subordinated Debentures (or any equity or debt securities, either of which is substantially similar to the Preferred Securities or Subordinated Debentures, respectively) or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities or Subordinated Debentures to be sold hereunder.

              (m) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered in connection with sales of the Preferred Securities under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

              (n) Furnish Reports. For and during the period ending three years from the effective date of the Registration Statement, the Company will furnish, upon request, to the Underwriters copies of all reports and other communications (financial or other) furnished by the Company to its shareholders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

         SECTION 4.   Payment of Expenses.

              (a) Expenses. The Company, as borrower under the Subordinated Debentures, covenants and agrees with the Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its, and the Trust's, obligations under this Agreement, including

                      (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto;

                      (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Operative Documents, closing documents (and any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Preferred Securities;

                      (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Preferred Securities to the Underwriters;

                      (iv) the fees and disbursements of the Company's counsel, accountants and other advisors;

                      (v)     rating agency fees, if any;

                      (vi) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents;

                      (vii)   all expenses in connection with the qualification

of the Preferred Securities under securities laws in accordance with the provisions of Section 3(f) of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto;

                      (viii) the preparation, filing, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto;

                      (ix) the fees and expenses of any transfer agent or registrar for the Preferred Securities;

                      (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities;

                      (xi) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debentures on the Nasdaq National Market;

                      (xii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Subordinated Debentures;

                      (xiii) the fees and expenses of the Delaware Trustee and the Property Trustee, including the fees and disbursements of counsel for the Delaware Trustee and Property Trustee in connection with the Declaration and the Certificate of Trust;

                      (xiv)   the fees and expenses of the Guarantee Trustee;

                      (xv) any fees and expenses in connection with the rating of the Preferred Securities and the Subordinated Debentures;

                      (xvi) the cost and charges of qualifying the Preferred Securities with the DTC; and

                      (xvii) all travel and lodging expenses incurred by the Underwriters in connection with this Offering and any informational "road show" meetings held in connection with the Offering and all expenses related to the preparation of all materials used in connection with such meetings.

              (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) of this Agreement, the Company shall reimburse the Underwriters for all of their actual accountable out-of-pocket expenses, including all the reasonable fees and disbursements of Bracewell & Patterson, L.L.P., counsel for the Underwriters. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9(a)(ii), (iv) or (v) of this Agreement, the Company shall reimburse the Underwriters for one-half (1/2) of their actual accountable out-of-pocket expenses, including one-half (1/2) of the reasonable fees and disbursements of Bracewell & Patterson, L.L.P., counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase the Preferred Securities at the Closing Time are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 of this Agreement or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions of this Agreement, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

              (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission of additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b)).

              (b) Certificate of Executive Officers. At the Closing Time, there shall not have been, since the date of this Agreement or since the date of the latest audited financial statements incorporated by reference in the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief Financial Officer or the chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect with respect to the Company, (ii) the representations and warranties made by the Company in Section 1 this Agreement were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

              (c) Certificate of Administrative Trustee. At the Closing Time, there shall not have been, since the date of this Agreement or since the date of the latest audited financial statements incorporated by reference in the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect with respect to the Trust, (ii) the representations and warranties made by the Trust in Section 1 this Agreement were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

              (d) Opinion of In-house Counsel for the Company. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Mr. James W. Goolsby, Esq., General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

              (e) Opinion of Outside Counsel for Offerors. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Andrews & Kurth L.L.P., Houston, Texas, counsel for the Offerors, substantially in the form of Exhibit A to this Agreement. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

              (f) Opinion of Special Counsel for Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company). At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Seward & Kissel, counsel to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement and Debenture Trustee under the Indenture in form and substance reasonably satisfactory to counsel for the Underwriters.

              (g) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Underwriters shall have received the opinion, dated as of the Closing Time, of Andrews & Kurth L.L.P., Houston, Texas, special tax counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters and substantially to the effect that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and (ii) the statements set forth in the Prospectus under the caption "Material Federal Income Tax Consequences" constitute a fair and accurate summary of the anticipated United States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

              (h) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the opinion, dated as of the Closing Time, of Bracewell & Patterson, L.L.P., special counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials.

              (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP (the "Accountants"), a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

              (j) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from the Accountants a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

              (k) Approval of Listing. At the Closing Time, the Preferred Securities shall have been approved for quotation and inclusion on the Nasdaq National Market.

              (l) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as in this Agreement contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

              (m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 this Agreement and except that Sections 6 and 7 of this Agreement shall survive any such termination and remain in full force and effect.

         SECTION 6.   Indemnification.

              (a) Indemnification of Underwriters. The Offerors agree to jointly and severally indemnify and hold harmless: (1) each of the Underwriters;
(2) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any Underwriter (each such person, a "controlling person"); and (3) the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid by each such indemnified person in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) of this Section 6(a), or any such alleged untrue statement or omission referred to in clause (i) of this Section 6(a); provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

                      (iii) against any and all expense whatsoever, as incurred (including subject to Section 6(c), the fees and disbursements of counsel chosen by Legg Mason), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission referred to in clause (i) of this Section 6(a), or any such alleged untrue statement or omission referred to in clause (i) of this Section 6(a), to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity agreement set forth in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Legg Mason and its counsel expressly for use in the Registration Statement (or any supplement or amendment thereto), including the Rule 430A Information an the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchases any of the Preferred Securities which are the subject thereof if (A) the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Preferred Securities to such person, and (B) the untrue statement contained in or omission from a preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company has previously furnished copies thereof to such Underwriter.

              (b) Indemnification of Offerors, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, the Trust, each of the Trustees and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Legg Mason (or its counsel) expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

              (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If an indemnifying party so elects within a reasonable time after receipt of such notice, an indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties defendant in such action, provided, however, that if
(i) representation of such indemnified party by the same counsel would present a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party, then in the case of clauses (i) and (ii) of this Section 6(c) such indemnifying party and counsel for each indemnifying party or parties shall not be entitled to assume such defense. If either (A) an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence or
(B) an indemnifying party is entitled under the preceding sentence to assume the defense of such action but fails to do so in accordance with the provisions of this paragraph within a reasonable time after the indemnifying party was given notice of commencement of the action, then, in either case: (x) counsel selected by the indemnified party or parties shall be entitled to conduct such defense and (y) such indemnifying party or parties must reimburse all the fees and expenses of such counsel for the indemnified party or parties as they are incurred. Notwithstanding the preceding sentence, the indemnifying party or parties may participate, at its own expense, in the defense of any such action. If an indemnifying party assumes the defense of such action, in accordance with and as permitted by the provisions of this paragraph, such indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one firm of attorneys (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Such firm of attorneys shall be designated in writing, in the case where the indemnified parties are any of the parties indemnified pursuant to Section 6(a) above, by Legg Mason and, in the case where the indemnified parties are any of the parties indemnified pursuant to Section 6(b) above, by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 of this Agreement (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to the extent specified in this Section 6 to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

              (d) Settlement without Consent if Failure to Reimburse. Notwithstanding the last sentence of Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers reasonable and
(2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses but after deducting the compensation paid to the Underwriters pursuant to Section 2(c) of this Agreement) received by the Offerors and the total commission received by the Underwriters, bear to the aggregate offering price of the Preferred Securities. The relative fault of the Offerors, on the one hand and the Underwriters on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which that Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each controlling person and the respective partners, directors, officers, employees and agents of any Underwriter or any controlling person of any Underwriter shall have the same rights to contribution as that Underwriter, and each officer and director of the Company, and each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Company shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are not joint but several in proportion to the number of Securities set forth against their respective names in Schedule A to this Agreement.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriters.

         SECTION 9.   Termination of Agreement.

              (a) Termination; General. Notwithstanding anything herein contained, the Underwriters may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or
(ii) if, since the time of execution of this Agreement, there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or, (iii) if, since the time of execution of this Agreement, trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or
(iv) if, since the time of execution of this Agreement, trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(v) if a banking moratorium has been declared by either Federal, Texas or New York authorities.

              (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination will be without liability of any party to any other party except as provided in Section 4 of this Agreement, and provided further that Sections 1, 6 and 7 of this Agreement shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one of the Underwriters fails at the Closing Time to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriter shall have the right, within 24 hours of the Closing Time, to make arrangements for it or any person(s) selected by it as substitute Underwriter(s) to purchase all or some of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter. No action taken pursuant to this Section 10 shall relieve the defaulting Underwriter from liability in respect of its default. If any such default does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time or Date of Delivery for a period not exceeding five days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. In this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Legg Mason Wood Walker Incorporated, 100 Light Street, 31st Floor, Baltimore, Maryland 21202 (facsimile no.: 410-454-5299),
Attention: Mark C. Micklem, Managing Director, with a copy to Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2900, Houston, Texas 77002 (facsimile no.: 713-221-1212), Attention: William T. Luedke IV, Esq. Notices to the Offerors shall be directed to Sterling Bancshares, Inc., 2550 North Loop, Suite 600, Houston, Texas 77092 (facsimile no.: 713-849-5498), Attention: J. Downey Bridgwater, with a copy to Andrews & Kurth L.L.P., Waterway Plaza Two, Suite 200, 10001 Woodloch Forest Drive, The Woodlands, Texas 77380 (facsimile no.:
713-238-7286), Attention: William C. McDonald, Esq.

         SECTION 12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 1, 6 and 7 of this Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         SECTION 15. Effect of Headings. The Article and Section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Offerors in accordance with its terms.

                                  Very truly yours,

                                  STERLING BANCSHARES, INC.


                                  By   /s/ J. Downey Bridgwater
                                    ______________________________________
                                           Name: J. Downey Bridgwater
                                           Title: President and Chief
                                                  Executive Officer

                                  STERLING BANCSHARES CAPITAL TRUST III


                                  By /s/ George Martinez
                                    ______________________________________
                                           Name: George Martinez
                                           Title: Administrative Trustee


                                  By /s/ J. Downey Bridgwater
                                    ______________________________________
                                           Name: J. Downey Bridgwater
                                           Title: Administrative Trustee


                                  By /s/ Eugene S. Putnam, Jr.
                                    ______________________________________
                                           Name: Eugene S. Putnam, Jr.
                                           Title: Administrative Trustee


CONFIRMED AND ACCEPTED,
as of the date first above written:

LEGG MASON WOOD WALKER, INCORPORATED

For itself and as the Representative of the several
Underwriters named in Schedule A hereto:

By: /s/ Mark C. Micklem
   __________________________________
Name: Mark C. Micklem
Title: Managing Director

                                   SCHEDULE A

                                                       Number of Preferred
Name of Underwriter                                 Securities to be Purchased
-------------------                                 --------------------------

Legg Mason Wood Walker, Incorporated                         750,000
Stifel, Nicolaus & Company, Incorporated                     500,000
                                                             -------

                  Total:                                   1,250,000